REVISION & EXTENSION AGREEMENT

Loan #550732

This refers to the loan evidenced by the promissory note dated April 20, 2004, Revision & Extension Agreement dated July 18, 2005, Revision & Extension Agreement dated September 16, 2005, Line of Credit Renewal dated September 23, 2005, and Line of Credit Renewal dated January 18, 2006, executed by Ministry Partners Investment Corporation, a California Corporation ("Borrower"), and to the Revision Agreement dated July 14, 2005, which has a present principal balance of $0.00 and upon which interest is paid to February 28, 2007. Said note is unsecured.

Request is hereby made to modify the terms of said note in the manner following:

The following provision,

Maturity Date:  This line of credit matures on April 10, 2007.  The line of credit may be renewed and the credit limit expiration date/maturity date extended at the discretion of the lender upon receipt of renewal fee and year end financial statements.

It is hereby amended to read:

Maturity Date:  This line of credit matures on July 10, 2007.

In consideration of such modification and your acceptance hereof, and your forbearance to enforce payment except as hereinabove provided, the indebtedness evidenced by said note is hereby acknowledged and admitted, and the undersigned, jointly, severally, and unconditionally, promise and agree to pay the same with interest thereon within the time and in the manner provided, together with attorney's fees, costs of collection, and any other sums secured by the encumbrance.

Any and all securities for said principal obligation held by you, including the encumbrance, may be enforced by you concurrently or independently in such order as you may determine; and with reference to any such security in addition to the encumbrance, you may, without consent of or notice to any of the undersigned, exchange, substitute, or release such security without affecting the liability of the undersigned or any of them, and you may release any one or more parties hereto or to the above obligation, or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable thereon.

The agreement is a revision only, and not a novation; and except as herein provided, all of the terms and conditions of said note and said encumbrance shall remain in full force and effect.

This agreement may be signed in counterpart and will constitute one in the same document with all the rights and provisions thereof obligatory to all parties.

Any copy or facsimile copy of this agreement shall have the same force and effect as the original.

Borrower:

MINISTRY PARTNERS INVESTMENT CORPORATION, a California Corporation

Signed in the City of Brea, California, this 5th day of  April , 2007

By: /s/ Billy M. Dodson            By: /s/ Mark A. Johnson

       Authorized Officer                             Authorized Officer

Name: Billy M. Dodson            Name: Mark A. Johnson

Title: President                           Title:  Treasurer